Exhibit (h)(1)(xiv)

AMENDMENT TEN TO ADMINISTRATION AGREEMENT

This Amendment, dated August 13, 2014, amends the Administration Agreement (“Agreement”) dated September 9, 2010 between J.P. Morgan Investor Services Co. (“J.P. Morgan”) and the AQR Funds, a Delaware statutory trust, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following Funds:

AQR Equity Market Neutral Fund

AQR Style Premia Alternative LV Fund

2. Schedule 1 of the Agreement includes the following Cayman Islands Entity:

AQR Style Premia Alternative LV Offshore Fund Ltd.

3. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		J.P. MORGAN INVESTOR SERVICES CO.

By:	/s/ Nicole DonVito	By:	/s/ Harvey M. Rosen
Name:	Nicole DonVito	Name:	Harvey M. Rosen
Title:	Chief Legal Officer and Vice President	Title:	Executive Director

AQR MANAGED FUTURES STRATEGY OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES STRATEGY OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE FUND LTD.

AQR RISK PARITY II HV OFFSHORE FUND LTD.

AQR MANAGED FUTURES STRATEGY HV OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE LV OFFSHORE FUND LTD.

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Director